As filed with the Securities and Exchange Commission on November 21, 2008
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-2740040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Winstead Drive Cary, North Carolina	27513
(Address of Principal Executive Offices)	(Zip Code)
R.H. DONNELLEY CORPORATION
2005 STOCK AWARD AND INCENTIVE PLAN
(Full title of the plan)
Mark W. Hianik
Senior Vice President, General Counsel and Corporate Secretary
R.H. Donnelley Corporation
1001 Winstead Drive
Cary, North Carolina 27513
Telephone: (919) 297-1600
(Name, address and telephone number, including area code, of agent for service)
Copy to:
Gerald F. Roach
Amy M. Batten
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, North Carolina 27601
(919) 821-1220
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate	registration
to be registered	registered	per share	offering price	fee
Common Stock, par value $1.00 per share	2,833,863 (1)	$0.33 (2)	$935,174.79 (2)	$36.75 (2)

(1)
Consists of the following number of shares that were previously registered for offer or sale under the following equity award plans (the “Prior Plans”) that may be offered or sold under the R.H. Donnelley Corporation 2005 Stock Award and Incentive Plan 2005 Plan (the “2005 Plan”): (a) R.H. Donnelley Corporation 1991 Key Employees’ Stock Option Plan — 147,124 shares; (b) R.H. Donnelley Corporation 2001 Stock Award and Incentive Plan (which itself had carried forward previously registered shares from prior equity award plans) — 2,372,116 shares; (c) Dex Media, Inc. 2004 Incentive Award Plan and Dex Media, Inc. 2002 Stock Option Plan — 300,893 shares; and (d) Business.com, Inc. 2004 Stock Option Plan — 13,730 shares (collectively, the “Carried Forward Shares”). The Carried Forward Shares are shares of the Registrant’s Common Stock that have not been issued and are not subject to issuance upon outstanding awards under the Prior Plans, including by virtue of cancelled or forfeited awards outstanding under the Prior Plans. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions.

(2)
Calculated solely for the purpose of this offering pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 19, 2008.

PART I
INFORMATION REQUIRED IN THE 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EX-5.1
EX-23.1
EX-23.2

PART I
INFORMATION REQUIRED IN THE 10(a) PROSPECTUS
     This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 2,833,863 shares of the Common Stock of the Registrant, par value $1.00 per share, issuable under the 2005 Plan. As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8 and consists of only those items required by General Instruction E to Form S-8. The document containing the information specified in Part I will be delivered to the participants in the 2005 Plan as required by Rule 428(b) under the Securities Act. This document is not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Pursuant to General Instruction E of Form S-8, the prior Registration Statement relating to the 2005 Plan, Registration No. 333-127939 filed with the Commission on August 30, 2005, remains effective, and the contents of such Registration Statement are incorporated in this Registration Statement by this reference.
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;
     (b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;
     (c) The Registrant’s Current Reports on Form 8-K filed on January 29, 2008, February 28, 2008, April 4, 2008, April 16, 2008, May 8, 2008, May 16, 2008, May 23, 2008, June 9, 2008, June 20, 2008, June 23, 2008, June 25, 2008, July 17, 2008, July 25, 2008, October 27, 2008, November 14, 2008 and November 17, 2008; and
     (d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 filed on November 28, 1986, and any amendments or reports filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.
     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.
     The validity of the securities being registered by this Registration Statement will be passed upon for the Registrant by Mark W. Hianik, the Registrant’s Senior Vice President, General Counsel and Corporate Secretary. As of the date of this Registration Statement, Mr. Hianik held 25,000 restricted stock units and stock appreciation rights with respect to 70,000 shares of the Registrant’s Common Stock.
Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2008, Commission File No. 001-07155)
4.2	Fourth Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 28, 2008, Commission File No. 001-07155)
5.1	Opinion of Mark W. Hianik, Esquire
10.1	2005 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2005, Commission File No. 001-07155)
10.2	Form of Non-Qualified Stock Option Agreement under 2005 Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2005, Commission File No. 001-07155)
10.3	Form of Annual Incentive Program Award under 2005 Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2005, Commission File No. 001-07155)
10.4	Form of Stock Appreciation Rights Grant Agreement under 2005 Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2005, Commission File No. 001-07155)
10.5	Form of Restricted Stock Units Agreement under 2005 Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 10, 2006, Commission File No. 001-07155)
10.6	Form of R.H. Donnelley Corporation Restricted Stock Units Agreement under 2005 Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006, Commission File No. 001-07155)
10.7	Form of New Stock Appreciation Rights Agreement for Senior Management Members (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on July 17, 2008, Commission File No. 001-07155)
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Mark W. Hianik, Esquire (Contained in Exhibit 5.1)
24.1	Power of Attorney (Contained on signature page)
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the

Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the

Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cary, State of North Carolina, on this 21st day of November, 2008.

R.H. DONNELLEY CORPORATION

By:	/s/ Mark W. Hianik

Mark W. Hianik Senior Vice President, General Counsel and Corporate Secretary

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mark W. Hianik and Steven M. Blondy, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ David C. Swanson David C. Swanson	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 21, 2008
/s/ Steven M. Blondy Steven M. Blondy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 21, 2008
/s/ R. Barry Sauder R. Barry Sauder	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	November 21, 2008
/s/ Michael P. Connors Michael P. Connors	Director	November 21, 2008
/s/ Nancy E. Cooper Nancy E. Cooper	Director	November 21, 2008
/s/ Robert Kamerschen Robert Kamerschen	Director	November 21, 2008
/s/ Thomas J. Reddin Thomas J. Reddin	Director	November 21, 2008
/s/ Alan F. Schultz Alan F. Schultz	Director	November 21, 2008
/s/ David M. Veit David M. Veit	Director	November 21, 2008
/s/ Barry Lawson Williams Barry Lawson Williams	Director	November 21, 2008
/s/ Edwina Woodbury Edwina Woodbury	Director	November 21, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2008, Commission File No. 001-07155)
4.2	Fourth Amended and Restated By-laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 28, 2008, Commission File No. 001-07155)
5.1	Opinion of Mark W. Hianik, Esquire
10.1	2005 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 5, 2005, Commission File No. 001-07155)
10.2	Form of Non-Qualified Stock Option Agreement under 2005 Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2005, Commission File No. 001-07155)
10.3	Form of Annual Incentive Program Award under 2005 Plan (incorporated by reference to Exhibit 10.17 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2005, Commission File No. 001-07155)
10.4	Form of Stock Appreciation Rights Grant Agreement under 2005 Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2005, Commission File No. 001-07155)
10.5	Form of Restricted Stock Units Agreement under 2005 Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 10, 2006, Commission File No. 001-07155)
10.6	Form of R.H. Donnelley Corporation Restricted Stock Units Agreement under 2005 Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006, Commission File No. 001-07155)
10.7	Form of New Stock Appreciation Rights Agreement for Senior Management Members (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on July 17, 2008, Commission File No. 001-07155)
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Mark W. Hianik, Esquire (Contained in Exhibit 5.1)
24.1	Power of Attorney (Contained on signature page)